Exhibit 10.3

LONG-TERM INCENTIVE PLAN

PERFORMANCE UNIT AWARD AGREEMENT

To:	Date of Grant:
Performance Units:

Trammell Crow Company, a Delaware corporation (the “Corporation”), is pleased to make a conditional grant to you of an aggregate of ____________ performance units (“Performance Units”).  This grant is conditioned upon your delivery to the Corporation of an executed counterpart of this Performance Unit Award Agreement (this “Agreement”), along with an executed Distribution Election Form attached as Exhibit A, no later than ______________.  If you do not deliver an executed copy of this Agreement to the Corporation on or prior to such date, the grant of the Performance Units will be void, ab initio.  Performance Units are granted under Section 8 of the Trammell Crow Company Long-Term Incentive Plan, which was adopted effective as of August 22, 1997 (the “Plan”), a copy of which is attached as Exhibit B, and which Plan is expressly incorporated herein and shall be applicable for all purposes.  All terms of this Agreement are governed by the Plan.  If any provision of this Agreement conflicts with the expressly applicable terms of the Plan, the provisions of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed to be amended to comply with the Plan.  Capitalized terms used in this Agreement shall have the meanings given to them in the Plan unless otherwise defined in this Agreement or unless the context requires otherwise.

This Agreement sets forth the terms of the agreement between you and the Corporation with respect to the Performance Units.  By accepting this Agreement, you agree to be bound by all of the terms hereof.

1.             Grant.  Subject to the terms and conditions set forth herein, the Corporation grants to you an Award (this “Award”) of _________ Performance Units.  The number of Performance Units granted hereby is equal to _________ divided by _______ (the Fair Market Value of a share of common stock (“Common Stock”) on the Date of Grant), rounded up to the nearest whole number.

2.             Rights Represented by Performance Unit.  Each Performance Unit is a deferred, unfunded and unsecured contractual right to receive either one share of Common Stock or cash in an amount equal to the Fair Market Value of one share of Common Stock as of the distribution date.  The Performance Units shall be payable as set forth herein.

3.             Dividends.  Whenever the Corporation shall pay any dividends (other than in Common Stock) upon issued and outstanding Common Stock, or shall make any distribution (other than in Common Stock) with respect thereto, there shall be credited to you a number of additional Performance Units equal the product obtained when the number of Performance Units held by you under this Agreement at the time of payment is multiplied by a fraction, the numerator of which is the fair value of the dividend paid per share of Common Stock, and the denominator of which is the Fair Market Value of the Common

Stock on the distribution date.  In the case of a cash dividend or distribution, the “fair value” thereof shall be the amount of such cash, and, in the case of any other dividend or distribution, the “fair value” thereof shall be such amount as shall be determined in good faith by the Committee.  If the Corporation pays any dividend or distribution upon its issued and outstanding Common Stock and such dividend or distribution is payable in additional shares of such Common Stock, there shall be credited to you a number of additional Performance Units equal to the product obtained when the number of Performance Units held by you under this Agreement at the time of payment is multiplied by the number of shares of Common Stock issued with respect to any single share of Common Stock in connection with the dividend or distribution.

4.             Performance Period.  The period over which the performance of a Performance Unit will be measured begins as of the Date of Grant and ends as of the date of your final distribution of cash or shares of Common Stock, as the case may be.

5.             Forfeiture.  The Performance Units are not subject to forfeiture and are 100% vested as of the Date of Grant.

6.             Elections.  You hereby make the commencement of payment, form of payment, and duration of payment elections set forth on Exhibit A hereto, which is hereby incorporated by reference.  You are entitled to elect to receive payment of your Performance Units (i) upon termination of employment or service, or upon completion of a stated number of years or a date certain; (ii) in cash or in shares of Common Stock; and (iii) in a single lump sum or in annual installments of up to five years.  You may elect to delay the commencement of payments scheduled to begin in a specified year, or change the form of payment, by filing a revised election form, as prescribed by the Committee, specifying the later year in which the payment of the deferred sums shall commence, and/or the duration of such payments; provided, that any such election must be made no later than December 31 at least one (1) full calendar year prior to the date such Performance Units would otherwise have become payable.  Unless otherwise approved by the Committee, any change in the timing or duration of payment (such as from lump sum to installment) must extend the length of the payments and may not accelerate them.  If installment payments are elected, the amount of each installment payment shall be equal to the quotient obtained when your remaining vested balance (and including increases in the value of any remaining Performance Units) that is subject to such installment election (as determined immediately prior to each such payment) is divided by the total number of remaining installment payments.

7.             Irrevocability.  You understand and agree that any elections made by you under this Agreement are irrevocable except as stated herein.

8.             Default Election.  If no election is made, you will be paid in a single lump sum in shares of Common Stock upon termination of service.

9.             Board of Directors Discretion.  Notwithstanding the above, the Board of Directors or Committee reserves the right to accelerate any payment or require the form of payment to be in cash or Common Stock, regardless of your election to the contrary.

10.           Corporate Restructuring.  This Agreement shall not affect the right of the Corporation or any parent or subsidiary thereof to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup or otherwise reorganize.

11.           Reduced Distribution.  Notwithstanding any other provisions of this Agreement to the contrary, you may at any time request the distribution of up to 100% of your vested Performance Units.  In the event you receive such a distribution, you will receive a portion of your vested Performance Units equal to 90% of the requested distribution, and the remaining 10% of the requested distribution will be forfeited.

12.           Incorporation of Plan.  This Award is subject to the Plan.  In the event of a difference between a mandatory provision of the Plan and this Award, the Plan’s terms govern.  The terms and provisions of the following paragraphs and sections of the Plan are hereby incorporated into this Agreement:  8.1, 8.4, 8.5, 9.1, 9.2, 10.3, 10.5, 10.6, 10.9, 10.10, 10.11, 10.14, 10.15, 10.18, 10.19, 10.20, 10.21, Section 11 and Section 12.

13.           Notice.  Notices will be given and deemed delivered in accordance with Paragraph 12.14 of the Plan.  The Corporation, the Committee and you agree that any notices shall be given to the Corporation or to you at the following addresses:

Corporation or Committee:	Trammell Crow Company 2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 Attn: Human Resources Department

Holder:	At your current address as shown in the Corporation’s records.

14.           Acknowledgment.  By executing this Agreement in the appropriate space below, you acknowledge that you have been provided a copy of the Plan, and that your rights under and with respect to the Performance Units are and will continue to be subject to all of the terms and provisions of the Plan and this Agreement.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of the Date of Grant first above written.

TRAMMELL CROW COMPANY
By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

Name:

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